EXHIBIT 11

                              DORSEY & WHITNEY LLP

   MINNEAPOLIS                 PILLSBURY CENTER SOUTH               BRUSSELS
    NEW YORK                   220 SOUTH SIXTH STREET              COSTA MESA
     SEATTLE              MINNEAPOLIS, MINNESOTA 55402-1498         BILLINGS
     DENVER                   TELEPHONE: (612) 340-2600               FARGO
WASHINGTON, D.C.                 FAX: (612) 340-2868                HONG KONG
NORTHERN VIRGINIA                 www.dorseylaw.com                GREAT FALLS
   DES MOINES                                                       ROCHESTER
     LONDON                                                           TOKYO
    ANCHORAGE                                                       MISSOULA
 SALT LAKE CITY                                                     VANCOUVER
                                                                     SHANGHAI
                               September 21, 2001


First American Insurance Portfolios, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402

         Re: Shares to be Registered on Registration Statement on Form N-14 (Ohio National Transaction)

Ladies and Gentlemen:

         We have acted as counsel to First American Insurance Portfolios, Inc., a Minnesota corporation (the "Company"), in connection with the Company's authorization and proposed issuance of shares of the Company's common stock, par value $0.01 per share, pursuant to an Agreement and Plan of Reorganization by and between the Company and Ohio National Fund, Inc., a Maryland corporation ("Ohio National"), the form of which is included in the Company's Registration Statement on Form N-14 which is being filed by the Company with the Securities and Exchange Commission contemporaneously herewith. Such Agreement and Plan of Reorganization, in the form so filed, is referred to herein as the "Agreement", and such Registration Statement on Form N-14, in the form so filed, is referred to herein as the "Registration Statement".

         The shares of common stock of the Company which are to be issued pursuant to the Agreement are designated in the Company's articles of incorporation as its Series F, Class Two common shares (also known as Corporate Bond Portfolio, Class IB) and its Series G, Class Two common shares (also known as Equity Income Portfolio, Class IB) and are referred to herein as the "Shares".

         In rendering the opinions hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the authorization and issuance of the Shares, and we have reviewed such questions of law and examined certificates of public officials and such other documents as we have deemed necessary as a basis for such opinions. As to the various matters of fact material to such opinions, we have, when such facts were not



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independently established, relied to the extent we deem proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals; that all signatures are genuine; that the Agreement will have been duly and validly executed and delivered on behalf of the Company and Ohio National prior to the issuance of the Shares; and that the number of Shares issued pursuant to the Agreement will not exceed the number of shares of the applicable series and class authorized in the Company's articles of incorporation.

         Based on the foregoing, it is our opinion that:

         1. The Company is validly existing as a corporation in good standing under the laws of the State of Minnesota.

         2. The Shares, when issued and delivered by the Company pursuant to, and upon satisfaction of the conditions contained in, the Agreement, will be legally issued, fully paid and non-assessable.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. The foregoing opinions are not to be relied upon by any person other than the Company without our prior written authorization.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Dorsey & Whitney LLP
JDA/cmq